Exhibit 99.1

ALLIED WORLD REPORTS 10.8% GROWTH IN DILUTED BOOK VALUE PER SHARE

FOR THE FULL-YEAR 2013

•	Full-year combined ratio of 86.2%, compared with 94.5% in the prior year

•	Full-year gross premiums written increased 17.6% compared to a year ago

•	The company repurchased $52 million of its common shares during the fourth quarter of 2013, and $175 million for the full-year

ZUG, Switzerland — (BUSINESS WIRE) — Allied World Assurance Company Holdings, AG (NYSE: AWH) today reported net income of $137.9 million, or $4.01 per diluted share, for the fourth quarter of 2013 compared to a net loss of $41.1 million, or $1.17 per diluted share, for the fourth quarter of 2012. Net income for the year ended December 31, 2013 was $417.9 million, or $11.95 per diluted share, compared to net income of $493.0 million, or $13.30 per diluted share, for the year ended December 31, 2012.

The company reported operating income of $74.5 million, or $2.17 per diluted share, for the fourth quarter of 2013, compared to an operating loss of $55.4 million, or $1.58 per diluted share, for the fourth quarter of 2012. Operating income for the year ended December 31, 2013 was $364.0 million, or $10.41 per diluted share, compared to operating income of $202.7 million, or $5.47 per diluted share, for the year ended December 31, 2012.

President and Chief Executive Officer Scott Carmilani commented, “Allied World had a very strong year in 2013. Consistent underwriting performance, highlighted by an 86% combined ratio, and a solid contribution from the investment portfolio, drove an 11% growth in diluted book value per share. Our platform is strongly positioned to gain additional scale over the coming year and our investment portfolio is well-aligned with the current investment environment. We are excited by the opportunities we see across the businesses.”

Fourth Quarter and Full-Year Summary (Unaudited)

(Expressed in millions of U.S. Dollars, except per share amounts)	Three Months Ended December 31,		Diluted per share		Year Ended December 31,		Diluted per share
	2013	2012	2013	2012	2013	2012	2013	2012

Net income (loss)	$137.9	$(41.1)	$4.01	$(1.17)	$417.9	$493.0	$11.95	$13.30
Adjusted for after tax effect of:
Net realized investment (gains)	(64.1)	(15.2)	(1.86)	(0.43)	(61.9)	(291.1)	(1.77)	(7.85)
Foreign exchange loss	0.7	0.9	0.02	0.02	8.0	0.8	0.23	0.02

Operating income (loss)	$74.5	$(55.4)	$2.17	$(1.58)	$364.0	$202.7	$10.41	$5.47

Fourth Quarter Operating Results

•

Gross premiums written were $555.5 million, an 11.8% increase compared to $497.1 million in the fourth quarter of 2012. This was driven by growth in the international insurance segment and the U.S insurance segment, offset by a slight decrease in the reinsurance segment. The international segment’s gross premiums written grew by 19.9% attributable to growth across all lines, led by double-digit growth in trade credit, general casualty and the new aviation business; the U.S. insurance segment’s gross premiums written grew by 11.7% helped by growth across existing lines including general casualty and programs, and contributions from newer lines including construction and surety.

•	Net premiums written were $391.1 million, a 7.9% increase compared to $362.6 million in the fourth quarter of 2012.

•	Net premiums earned were $524.6 million, a 10.1% increase compared to $476.2 million in the fourth quarter of 2012.

•	Underwriting income was $41.9 million, compared to an underwriting loss of $78.8 million in the fourth quarter of 2012 due to higher premiums earned as well as lower catastrophe losses.

•	The combined ratio was 92.0% compared to 116.5% in the fourth quarter of 2012 primarily due to the impact of Superstorm Sandy in the prior year quarter.

•

The loss and loss expense ratio was 60.2% in the fourth quarter of 2013 compared to 87.1% in the prior year quarter. During the fourth quarter of 2013, the company recorded net favorable reserve development on prior loss years of $26.4 million, a benefit of 5.0 percentage points to the loss and loss expense ratio, compared to $32.8 million a year ago, a benefit of 6.9 percentage points.

•	Excluding prior year reserve adjustments, the loss and loss expense ratio for the fourth quarter of 2013 was 65.3% compared to 94.0% for the fourth quarter of 2012.

•

The company experienced $13.5 million of catastrophe losses for the fourth quarter of 2013 related to Typhoon Fitow. This compares to $174.6 million of catastrophe losses in the prior year quarter primarily related to Superstorm Sandy.

•

The company’s expense ratio was 31.8% for the fourth quarter of 2013 compared to 29.4% for the fourth quarter of 2012. The increase was largely driven by increased salary-related costs and higher stock-based compensation expense.

Investment Results

•	The total financial statement return on the company’s investment portfolio for the three months ended December 31, 2013 was 1.4% compared to 0.6% for the three months ended December 31, 2012.

•	Net investment income grew 23.2% in the quarter compared to the prior year quarter.

•	The increase in net realized investment gains was primarily due to positive performance from the other invested assets and equities portfolio.

•	See the table below for the components of our investment returns:

(Expressed in millions of U.S. Dollars)	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012

Net investment income	$47.3	$38.4	$157.6	$167.1
Net realized investment gains (includes mark-to-market)	67.6	14.4	59.5	306.4
Change in unrealized (gains)	—	(2.2)	—	(17.5)

Total financial statement portfolio return	$114.9	$50.6	$217.1	$456.0

Average invested assets	$8,488.3	$8,518.1	$8,411.7	$8,272.6

Financial statement portfolio return	1.4%	0.6%	2.6%	5.5%

Note: net investment income, realized gains and unrealized gains are disclosed on a pre-tax basis.

Shareholders’ Equity

•	As of December 31, 2013, the company’s total shareholders’ equity grew to $3,519.8 million, compared to $3,326.3 million as of December 31, 2012.

•	As of December 31, 2013, diluted book value per share was $102.58, an increase of 10.8% compared to $92.59 as of December 31, 2012 and an increase of 3.4% compared to $99.16 as of September 30, 2013.

Capital Management

•

During the fourth quarter of 2013, the company repurchased 480,311 of its common shares through its share repurchase program in the open market at an average price of $107.31 per share and an aggregate cost of $51.5 million.

•

In May 2013, the company’s shareholders approved a quarterly dividend equal to $0.50 per share. Three of the four dividends have been paid, and the remaining dividend is anticipated to be paid on April 3, 2014.

Supplementary Information

Allied World will be providing both a Financial Supplement and an Investment Supplement as of December 31, 2013. This information will be available in the “Investor Relations” section of the company’s website at www.awac.com.

Conference Call

Allied World will host a conference call on Thursday, February 6, 2014 at 11:30 a.m. (Eastern Time) to discuss the results for the fourth quarter ended December 31, 2013. The public may access a live webcast of the conference call at the “Investor Relations” section of the company’s website at www.awac.com. In addition, the conference call can be accessed by dialing (888) 317-6003 (U.S. and Canada callers) or (412) 317-6061 (international callers) and entering the passcode 6010519 approximately ten minutes prior to the call.

Following the conclusion of the presentation, a replay of the call will be available through Friday, February 21, 2014 by dialing (877) 344-7529 (U.S. and Canada callers) or (412) 317-0088 (international callers) and entering the passcode 10038718. In addition, the webcast will remain available online through Friday, February 21, 2014 at www.awac.com.

Non-GAAP Financial Measures

In presenting the company’s results, management has included and discussed in this press release certain non-generally accepted accounting principles (“non-GAAP”) financial measures within the meaning of Regulation G as promulgated by the U.S. Securities and Exchange Commission. Management believes that these non-GAAP measures, which may be defined differently by other companies, better explain the company’s results of operations in a manner that allows for a more complete understanding of the underlying trends in the company’s business. However, these measures should not be viewed as a substitute for those determined in accordance with generally accepted accounting principles (“U.S. GAAP”).

“Operating income” is an internal performance measure used in the management of the company’s operations and represents after-tax operational results excluding, as applicable, net realized investment gains or losses, net foreign exchange gain or loss, and other non-recurring items. The company excludes net realized investment gains or losses, net foreign exchange gain or loss, and other non-recurring items from the calculation of operating income because these amounts are heavily influenced by and fluctuate in part according to the availability of market opportunities and other factors. In addition to presenting net income determined in accordance with U.S. GAAP, the company believes that showing operating income enables investors, analysts, rating agencies and other users of the company’s financial information to more easily analyze our results of operations and underlying business performance. Operating income should not be viewed as a substitute for U.S. GAAP net income.

The company has included “diluted book value per share” because it takes into account the effect of dilutive securities; therefore, the company believes it is an important measure of calculating shareholder returns.

“Annualized net income return on average shareholders’ equity” (“ROAE”) is calculated using average shareholders’ equity, excluding the average after tax unrealized gains (or losses) on investments. Unrealized gains (losses) on investments are primarily the result of interest rate and credit spread movements and the resultant impact on fixed income securities. Such gains (losses) are not related to management actions or operational performance, nor are they likely to be realized. Therefore, the company believes that excluding these unrealized gains (losses) provides a more consistent and useful measurement of operating performance, which supplements U.S. GAAP information. In calculating ROAE, the net income (loss) available to shareholders for the period is multiplied by the number of such periods in a calendar year in order to arrive at annualized net income (loss) available to shareholders. The company presents ROAE as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information.

“Annualized operating return on average shareholders’ equity” is calculated using operating income (as defined above and annualized in the manner described for net income (loss) available to shareholders under ROAE above) and average shareholders’ equity, excluding the average after tax unrealized gains (losses) on investments. Unrealized gains (losses) are excluded from equity for the reasons outlined in the annualized net income return on average shareholders’ equity explanation above.

Reconciliations of these financial measures to their most directly comparable U.S. GAAP measures are included in the attached tables.

About Allied World Assurance Company

Allied World Assurance Company Holdings, AG, through its subsidiaries and brand known as Allied World, is a global provider of innovative property, casualty and specialty insurance and reinsurance solutions. Allied World offers superior client service through a global network of offices and branches. All of Allied World’s rated insurance and reinsurance subsidiaries are rated A by A.M. Best Company, A by Standard & Poor’s, and A2 by Moody’s, and our Lloyd’s Syndicate 2232 is rated A+ by Standard & Poor’s and Fitch.

Please visit the following for further information on Allied World: Web: www.awac.com | Facebook: www.facebook.com/ alliedworld | LinkedIn: http://www.linkedin.com/company/Allied-World.

Cautionary Statement Regarding Forward-Looking Statements

Any forward-looking statements made in this press release reflect our current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties, which may cause actual results to differ materially from those set forth in these statements. For example, our forward-looking statements could be affected by pricing and policy term trends; increased competition; the adequacy of our loss reserves; negative rating agency actions; greater frequency or severity of unpredictable catastrophic events; the impact of acts of terrorism and acts of war; the company or its subsidiaries becoming subject to significant income taxes in the United States or elsewhere; changes in regulations or tax laws; changes in the availability, cost or quality of reinsurance or retrocessional coverage; adverse general economic conditions; and judicial, legislative, political and other governmental developments, as well as management’s response to these factors, and other factors identified in our filings with the U.S. Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We are under no obligation (and expressly disclaim any such obligation) to update or revise any forward-looking statement that may be made from time to time, whether as a result of new information, future developments or otherwise.

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Expressed in thousands of United States dollars, except share and per share amounts)

	Quarter Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012

Revenues:

Gross premiums written	$555,490	$497,052	$2,738,664	$2,329,271
Premiums ceded	(164,360)	(134,429)	(618,183)	(491,448)

Net premiums written	391,130	362,623	2,120,481	1,837,823
Change in unearned premiums	133,431	113,621	(114,648)	(88,925)

Net premiums earned	524,561	476,244	2,005,833	1,748,898

Net investment income	47,270	38,360	157,564	167,141
Net realized investment gains	67,599	14,379	59,525	306,436

Total revenues	639,430	528,983	2,222,922	2,222,475

Expenses:
Net losses and loss expenses	315,966	414,734	1,123,242	1,139,264
Acquisition costs	66,257	55,910	252,673	205,722
General and administrative expenses	100,467	84,404	352,285	307,321
Amortization of intangible assets	633	633	2,533	2,533
Interest expense	14,094	13,826	56,510	55,405
Foreign exchange loss	658	860	8,019	783

Total expenses	498,075	570,367	1,795,262	1,711,028

Income (loss) before income taxes	141,355	(41,384)	427,660	511,447
Income tax expense (benefit)	3,448	(237)	9,780	18,440

NET INCOME (LOSS)	$137,907	$(41,147)	$417,880	$493,007

PER SHARE DATA:

Basic earnings (loss) per share	$4.10	$(1.17)	$12.23	$13.67

Diluted earnings (loss) per share	$4.01	$(1.17)	$11.95	$13.30

Weighted average common shares outstanding	33,604,985	35,097,043	34,154,905	36,057,145
Weighted average common shares and common share equivalents outstanding	34,376,604	35,097,043	34,955,278	37,069,885

Dividends paid per share(1)	$0.500	$0.375	$1.375	$1.875

(1)	A dividend of $0.50 was also paid on January 2, 2014 to shareholders of record on December 24, 2013.

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(Expressed in thousands of United States dollars, except share and per share amounts)

	As of	As of
	December 31,	December 31,
	2013	2012
ASSETS:

Fixed maturity investments trading, at fair value	$6,100,798	$6,626,454
Equity securities trading, at fair value	699,846	523,949
Other invested assets	911,392	783,534

Total investments	7,712,036	7,933,937
Cash and cash equivalents	681,329	865,364
Insurance balances receivable	664,731	510,532
Funds held	632,430	336,368
Prepaid reinsurance	340,992	277,406
Reinsurance recoverable	1,234,504	1,141,110
Accrued investment income	32,236	29,135
Net deferred acquisition costs	126,661	108,010
Goodwill	268,376	268,376
Intangible assets	48,831	51,365
Balances receivable on sale of investments	76,544	418,879
Net deferred tax assets	37,469	25,580
Other assets	89,691	63,884

Total assets	$11,945,830	$12,029,946

LIABILITIES:

Reserve for losses and loss expenses	$5,766,529	$5,645,549
Unearned premiums	1,396,256	1,218,021
Reinsurance balances payable	173,023	136,264
Balances due on purchases of investments	104,740	759,934
Senior notes	798,499	798,215
Dividends payable	16,732	—
Accounts payable and accrued liabilities	170,225	145,628

Total liabilities	8,426,004	8,703,611

SHAREHOLDERS’ EQUITY:

Common shares: 2013: par value CHF 12.30 per share and 2012: par value CHF 12.64 per share (2013: 34,492,484; 2012: 36,369,868 shares issued and 2013: 33,417,882; 2012: 34,797,781 shares outstanding)	418,988	454,980
Treasury shares, at cost (2013: 1,074,602; 2012: 1,572,087)	(79,992)	(113,818)
Retained earnings	3,180,830	2,985,173

Total shareholders’ equity	3,519,826	3,326,335

Total liabilities and shareholders’ equity	$11,945,830	$12,029,946

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG

UNAUDITED CONSOLIDATED SEGMENT DATA

(Expressed in thousands of United States dollars, except for ratio information)

	U.S.	International
Three Months Ended December 31, 2013	Insurance	Insurance	Reinsurance	Total

Gross premiums written	$291,122	$187,774	$76,594	$555,490
Net premiums written	216,939	98,269	75,922	391,130
Net premiums earned	209,113	87,588	227,860	524,561
Net losses and loss expenses	(180,963)	(30,792)	(104,211)	(315,966)
Acquisition costs	(27,880)	295	(38,672)	(66,257)
General and administrative expenses	(45,968)	(31,350)	(23,149)	(100,467)

Underwriting (loss) income	(45,698)	25,741	61,828	41,871
Net investment income				47,270
Net realized investment gains				67,599
Amortization of intangible assets				(633)
Interest expense				(14,094)
Foreign exchange loss				(658)

Income before income taxes				$141,355

GAAP Ratios:
Loss and loss expense ratio	86.5%	35.2%	45.7%	60.2%
Acquisition cost ratio	13.3%	(0.3)%	17.0%	12.6%
General and administrative expense ratio	22.0%	35.8%	10.2%	19.2%

Combined ratio	121.8%	70.7%	72.9%	92.0%

	U.S.	International
Three Months Ended December 31, 2012	Insurance	Insurance	Reinsurance	Total

Gross premiums written	$260,604	$156,605	$79,843	$497,052
Net premiums written	192,142	91,198	79,283	362,623
Net premiums earned	181,503	88,982	205,759	476,244
Net losses and loss expenses	(155,279)	(87,698)	(171,757)	(414,734)
Acquisition costs	(22,752)	(890)	(32,268)	(55,910)
General and administrative expenses	(38,567)	(24,898)	(20,939)	(84,404)

Underwriting (loss) income	(35,095)	(24,504)	(19,205)	(78,804)
Net investment income				38,360
Net realized investment gains				14,379
Amortization of intangible assets				(633)
Interest expense				(13,826)
Foreign exchange loss				(860)

Income before income taxes				$(41,384)

GAAP Ratios:
Loss and loss expense ratio	85.6%	98.6%	83.5%	87.1%
Acquisition cost ratio	12.5%	1.0%	15.7%	11.7%
General and administrative expense ratio	21.2%	28.0%	10.2%	17.7%

Combined ratio	119.3%	127.6%	109.4%	116.5%

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG

UNAUDITED CONSOLIDATED SEGMENT DATA

(Expressed in thousands of United States dollars, except for ratio information)

	U.S.	International
Year Ended December 31, 2013	Insurance	Insurance	Reinsurance	Total

Gross premiums written	$1,163,146	$641,764	$933,754	$2,738,664
Net premiums written	869,403	358,040	893,038	2,120,481
Net premiums earned	802,590	346,397	856,846	2,005,833
Net losses and loss expenses	(579,873)	(121,789)	(421,580)	(1,123,242)
Acquisition costs	(106,704)	1,784	(147,753)	(252,673)
General and administrative expenses	(165,482)	(106,724)	(80,079)	(352,285)

Underwriting (loss) income	(49,469)	119,668	207,434	277,633
Net investment income				157,564
Net realized investment gains				59,525
Amortization of intangible assets				(2,533)
Interest expense				(56,510)
Foreign exchange loss				(8,019)

Income before income taxes				$427,660

GAAP Ratios:
Loss and loss expense ratio	72.3%	35.2%	49.2%	56.0%
Acquisition cost ratio	13.3%	(0.5)%	17.2%	12.6%
General and administrative expense ratio	20.6%	30.8%	9.3%	17.6%

Combined ratio	106.2%	65.5%	75.7%	86.2%

	U.S.	International
Year Ended December 31, 2012	Insurance	Insurance	Reinsurance	Total

Gross premiums written	$993,918	$575,103	$760,250	$2,329,271
Net premiums written	743,428	346,348	748,047	1,837,823
Net premiums earned	671,594	336,787	740,517	1,748,898
Net losses and loss expenses	(465,168)	(163,130)	(510,966)	(1,139,264)
Acquisition costs	(86,670)	486	(119,538)	(205,722)
General and administrative expenses	(141,729)	(91,867)	(73,725)	(307,321)

Underwriting (loss) income	(21,973)	82,276	36,288	96,591
Net investment income				167,141
Net realized investment gains				306,436
Amortization of intangible assets				(2,533)
Interest expense				(55,405)
Foreign exchange gain				(783)

Income before income taxes				$511,447

GAAP Ratios:
Loss and loss expense ratio	69.3%	48.4%	69.0%	65.1%
Acquisition cost ratio	12.9%	(0.1)%	16.1%	11.8%
General and administrative expense ratio	21.1%	27.3%	10.0%	17.6%

Combined ratio	103.3%	75.6%	95.1%	94.5%

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG

UNAUDITED OPERATING INCOME RECONCILIATION

(Expressed in thousands of United States dollars, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012

Net income (loss)	$137,907	$(41,147)	$417,880	$493,007
Add after tax effect of:
Net realized investment (gains) losses	(64,027)	(15,104)	(61,867)	(291,139)
Foreign exchange loss	658	860	8,019	783

Operating income (loss)	$74,538	$(55,391)	$364,032	$202,651

Weighted average common shares outstanding:
Basic	33,604,985	35,097,043	34,154,905	36,057,145
Diluted	34,376,604	35,097,043	34,955,278	37,069,885

Basic per share data:
Net income (loss)	$4.10	$(1.17)	$12.23	$13.67
Add after tax effect of:
Net realized investment (gains) losses	(1.91)	(0.43)	(1.81)	(8.07)
Foreign exchange loss	0.02	0.02	0.23	0.02

Operating income (loss)	$2.21	$(1.58)	$10.65	$5.62

Diluted per share data:
Net income (loss)	$4.01	$(1.17)	$11.95	$13.30
Add after tax effect of:
Net realized investment (gains) losses	(1.86)	(0.43)	(1.77)	(7.85)
Foreign exchange loss	0.02	0.02	0.23	0.02

Operating income (loss)	$2.17	$(1.58)	$10.41	$5.47

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG

UNAUDITED DILUTED BOOK VALUE PER SHARE RECONCILIATION

(Expressed in thousands of United States dollars, except share and per share amounts)

	As of	As of
	December 31,	December 31,
	2013	2012
Price per share at period end	$112.81	$78.80

Total shareholders’ equity	$3,519,826	$3,326,335

Basic common shares outstanding	33,417,882	34,797,781

Add: unvested restricted share units	47,899	135,123

Add: performance based equity awards	268,173	485,973

Add: employee share purchase plan	18,532	10,750

Add: dilutive options outstanding	976,104	1,224,607
Weighted average exercise price per share	$48.22	$47.02
Deduct: options bought back via treasury method	(417,229)	(730,652)

Common shares and common share equivalents outstanding	34,311,361	35,923,582

Basic book value per common share	$105.33	$95.59
Diluted book value per common share	$102.58	$92.59

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG

UNAUDITED ANNUALIZED RETURN ON SHAREHOLDERS’ EQUITY RECONCILIATION

(Expressed in thousands of United States dollars, except for percentage information)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012

Opening shareholders’ equity	$3,443,928	$3,435,786	$3,326,335	$3,149,022
Deduct: accumulated other comprehensive income	—	(1,385)	—	(14,484)

Adjusted opening shareholders’ equity	3,443,928	3,434,401	3,326,335	3,134,538

Closing shareholders’ equity	$3,519,826	$3,326,335	$3,519,826	$3,326,335
Deduct: accumulated other comprehensive income	—	—	—	—

Adjusted closing shareholders’ equity	3,519,826	3,326,335	3,519,826	3,326,335

Average shareholders’ equity	$3,481,877	$3,380,368	$3,423,081	$3,230,437

Net income (loss) available to shareholders	$137,907	$(41,147)	$417,880	$493,007
Annualized net income (loss) available to shareholders	551,628	(164,588)	417,880	493,007

Annualized return on average shareholders’ equity - net income (loss) available to shareholders	15.8%	(4.9)%	12.2%	15.3%

Operating income (loss) available to shareholders	$74,538	$(55,391)	$364,032	$202,651
Annualized operating income (loss) available to shareholders	298,152	(221,564)	364,032	202,651

Annualized return on average shareholders’ equity - operating income (loss) available to shareholders	8.6%	(6.6)%	10.6%	6.3%

Media:

Noelle Campbell

Manager, Corporate Communications

+1-646-794-0544

Noelle.campbell@awacservices.com

OR

Faye Cook

Senior Vice President, Marketing & Communications

+1-441-278-5406

Faye.cook@awac.com

Investors:

Sarah Doran

Senior Vice President, Investor Relations and Treasurer

+1-646-794-0590

Sarah.doran@awac.com

Website: www.awac.com